Exhibit 99.1

Ares Commercial Real Estate Corporation Promotes Jamie Henderson to Chief Executive Officer

Rob Rosen to Continue as Chairman
John Jardine to Focus on Originations as Vice Chairman of Ares Real Estate Debt

NEW YORK -- November 1, 2017 -- Ares Commercial Real Estate Corporation (NYSE: ACRE) announced today that its Board of Directors has appointed Jamie Henderson, the Company’s President and Chief Investment Officer, as Chief Executive Officer, and elected him as a Class I Director. The Company’s Interim Co-Chief Executive Officer, Robert Rosen, will continue to serve as Chairman of ACRE’s Board. The Company’s Co-Chief Executive Officer, John Jardine, has been named Vice Chairman and Head of National Accounts for Real Estate Debt within Ares Management’s Real Estate Group. These changes are effective immediately.

“Since joining ACRE earlier this year, Jamie has demonstrated strong leadership, deep industry and market expertise and thoughtful vision for the future growth of our company,” said Rob Rosen, Chairman of the Board of ACRE. “This promotion reflects the entire Board’s confidence in his ability to lead and execute on our plans for consistent growth and strong shareholder total returns.”

“I believe we have significant opportunities to enhance our long term growth prospects and I am honored to lead the company into our next phase of growth,” said Jamie Henderson, Chief Executive Officer, President and Chief Investment Officer of ACRE. “I appreciate the confidence the Board has placed in me and I look forward to continuing to work with Rob, John, our management team and the broader Ares platform to create significant future shareholder value.”

Mr. Rosen continued, “On behalf of the ACRE Board, I also wish to thank John for his dedication and significant contributions as Co-CEO and we look forward to his future contributions as he leads our national account relationships in his new role.”

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $104 billion of assets under management as of June 30, 2017. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

Forward-Looking Statements

Statements included herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or Ares Commercial Real Estate Corporation’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the risks described from time to time in its filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Media:
Mendel Communications
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Investor Relations:
Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola
888-818-5298
iracre@aresmgmt.com

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